Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-252670, 333-227349, 333-238928, 333-239495, and 333-248623), Form S-1 (File No. 333-221683, 333-230856, 333-232762, 333-235709, 333-235709 and 333-264870), and Form S-8 (File No. 333-227482, 333-228655 and 333-250097) of Genius Brands International, Inc. of our report dated April 4, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K for the years ended December 31, 2022 and 2021. /s/ BAKER TILLY US, LLP Los Angeles, California April 12, 2023